Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 12, 2018 relating to the financial statements of Great Elm Capital Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, VA

September 28, 2018